Registration No. 333-____
            As filed with the Securities and Exchange Commission on May 18, 1998

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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                   ----------

                                    FORM S-8
                             Registration Statement
                        Under the Securities Act of 1933


                            CIRCUIT CITY STORES, INC.
             (Exact name of registrant as specified in its charter)

           Virginia                                              54-0493875
(State or other jurisdiction of                               (I.R.S. Employer
incorporation or organization)                               Identification No.)

      9950 Mayland Drive
      Richmond, Virginia                                            23233
(Address of Principal Executive Offices)                         (Zip Code)
                                   ----------

             1984 CIRCUIT CITY STORES, INC. EMPLOYEE STOCK PURCHASE
                 PLAN, AS AMENDED AND RESTATED FEBRUARY 17, 1998
                            (Full title of the plan)

                                   ----------


                    Richard L. Sharp, Chief Executive Officer
                            and Chairman of the Board
                            Circuit City Stores, Inc.
                               9950 Mayland Drive
                            Richmond, Virginia 23233
                     (Name and address of agent for service)




                                 (804) 527-4000

          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

Title of Securities                           Proposed Maximum       Proposed Maximum      Amount of Registration
  to be Registered        Amount to be       Offering Price Per     Aggregate Offering              Fee
                           Registered            Share (1)              Price (1)
    Circuit City           1,000,000               $40.00              $40,000,000               $11,800.00
   Stores, Inc. -
 Circuit City Group
 Common Stock, par
  value $.50, with
 attached Rights to
 Purchase Preferred
  Stock, Series E,
 par value, $20.00
        (2)

    Circuit City               (5)                   N/A                    N/A                      -0-
   Stores, Inc. -
CarMax Group Common
  Stock, par value
   $.50 (3), with
 attached Rights to
 Purchase Preferred
  Stock, Series F,
par value $20.00 (4)


         (1) Estimated solely for the purpose of calculating the registration fee. Based on the average of the high and low prices of the Circuit City Group Stock on the New York Stock Exchange on May 15, 1998.

         (2) The Rights to Purchase Preferred Stock will be attached to and trade with shares of the Circuit City Group Stock. Value attributable to such rights, if any, will be reflected in the market price of the shares of Circuit City Group Stock.

         (3) Registered solely because the shares of Circuit City Group Stock registered for sale under the Plan may be converted, at the option of the Registrant, into shares of CarMax Group Stock in accordance with the terms of the Circuit City Group Stock. No additional consideration will be paid by the holders of Circuit City Group Stock upon a conversion of the Circuit City Group Stock into CarMax Group Stock. Accordingly, no separate fee is paid.

         (4) The Rights to Purchase Preferred Stock will be attached to and trade with shares of the CarMax Group Stock. Value attributable to such rights, if any, will be reflected in the market price of the shares of CarMax Group Stock.

         (5) This Registration Statement registers an indeterminate number of shares of CarMax Group Stock (including the associated Rights) issuable upon any conversion of the shares of Circuit City Group Stock registered under this Registration Statement.

         The Securities covered by this Registration Statement will be sold to employees of the Registrant from time to time under the 1984 Circuit City Stores, Inc. Employee Stock Purchase Plan, as Amended and Restated February 17, 1998.

                                     PART II


               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Certain Documents by Reference.

         Circuit City Stores, Inc. (the "Company") hereby incorporates by reference into this Registration Statement the documents listed below which have been filed with the Securities and Exchange Commission (the "Commission").

         (a) the Company's Annual Report on Form 10-K (File No. 1-5767) for the fiscal year ended February 28, 1997 filed with the Commission on May 29, 1997;

         (b)      all  other  reports  filed  with the  Commission  pursuant  to
                  Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year covered by the Annual Report referred to in (a) above, including the Company's Quarterly Reports on Form 10-Q for the quarters ended May 31, 1997, August 31, 1997 and November 30, 1997 and the Company's Current Report on Form 8-K filed with the Commission on July 2, 1997;

         (c) the description of the Company's Circuit City Group Common Stock and the Company's CarMax Group Common Stock contained in the Registration Statement on Form 8-A filed with the Commission on January 2, 1997, as amended on Forms 8-A/A filed with the Commission on January 31, 1997, July 8, 1997 and April 28, 1998 (File No. 1-5767); and all amendments and reports filed for the purpose of updating such description; and

         (d) the description of the Rights to Purchase Preferred Stock, Series E, and the Rights to Purchase Preferred Stock, Series F, contained in the Registration Statement on Form 8-A filed with the Commission on April 28, 1998 (File No. 1-5767).

         All documents filed by the Company, pursuant to Section 13(a), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the respective dates of filing of such documents.

Item 6.  Indemnification of Directors and Officers.

         The laws of the Commonwealth of Virginia pursuant to which the Company is incorporated permit it to indemnify its officers and directors against certain liabilities with the approval of its shareholders. The Articles of Incorporation of the Company, which have been approved by its shareholders, provide for the indemnification of each director and officer (including former directors and officers and each person who may have served at the request of the Company as a director or officer of any other legal entity and, in all such cases, heirs, executors and administrators or such persons) against liabilities (including expenses) reasonably incurred by them in connection with any actual or threatened action, suit or proceeding to which such person may be made a party by reason of being or having been a director or officer of the Company, except in relation to any action, suit or proceeding in which such person has been adjudged liable because of willful misconduct or a knowing violation of the criminal law.

         The Company has purchased directors' and officers' liability insurance policies. Within the limits of their coverage, the policies insure (1) the directors and officers of the Company and its subsidiaries against certain losses resulting from claims against them in their capacities as directors and officers to the extent that such losses are not indemnified by the Company and
(2) the Company to the extent that it indemnifies such directors and officers for losses as permitted under the laws of Virginia.


Item 8.  Exhibits.

         See Exhibit Index following signatures.

Item 9.  Undertakings.

         The undersigned registrant hereby undertakes:

          (a) (1) To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement:

              (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 ("Securities Act");

              (ii) To reflect in the prospectus any facts or events after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         Provided, however, that paragraph (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or
Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment and each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement) shall be deemed to be a new registration statement relating to the securities offered therein, and the offering thereof.

         (c) That, insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Henrico, Commonwealth of Virginia, on May 18, 1998.

                            CIRCUIT CITY STORES, INC.
                            Registrant



                            By:    /s/  Michael T. Chalifoux
                                  Name:   Michael T. Chalifoux
                                  Title:  Senior Vice President,
                                          Chief Financial Officer
                                          and Secretary

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities on this the 18th day of May, 1998.

Signature:                              Title:


Richard L. Sharp*                       Chief Executive Officer
Richard L. Sharp                        and Chairman of the Board


Alan L. Wurtzel*                        Vice Chairman of the Board and Director
Alan L. Wurtzel


/s/ Michael T. Chalifoux                Senior Vice President, Chief Financial
Michael T. Chalifoux                    Officer, Secretary and Director


Richard N. Cooper*                      Director
Richard N. Cooper


Barbara S. Feigin*                      Director
Barbara S. Feigin


Robert S. Jepson, Jr.*                  Director
Robert S. Jepson, Jr.


Hugh G. Robinson*                       Director
Hugh G. Robinson


Walter J. Salmon*                       Director
Walter J. Salmon


Mikael Salovaara*                       Director
Mikael Salovaara


________________                        Director
John W. Snow


Edward Villanueva*                      Director
Edward Villanueva


Philip J. Dunn*                         Principal Accounting Officer
Philip J. Dunn




*By:     /s/ Michael T. Chalifoux
         Name:    Michael T. Chalifoux
         Title:   Attorney-in-Fact

                                  EXHIBIT INDEX

         Exhibit    Document
         Number

          4.1 Registrant's Amended and Restated Articles of Incorporation, effective February 3, 1997, filed as Exhibit 4.1 to the Registrant's Registration Statement on Form S-8
                    (Registration No. 333-22759) filed on March 4, 1997, are expressly incorporated herein by this reference.



          4.2 Registrant's Articles of Amendment to Registrant's Amended and Restated Articles of Incorporation, effective April 28, 1998, filed with the Commission as Exhibit 4 to Registrant's Form 8-A filed April 28, 1998 (File No. 1-5767), are expressly incorporated herein by this reference.

          4.3 Registrant's Bylaws, as Amended and Restated August 19, 1997, filed as Exhibit 3(i) to the Registrant's Quarterly Report on Form 10-Q for the quarter ended August 31, 1997 (File No. 1-5767) are expressly incorporated herein by this reference.

          4.4 Rights Agreement dated as of April 14, 1998, between the Registrant and Norwest Bank Minnesota, N.A., as Rights Agent, filed as Exhibit 1 to the Registrant's Registration Statement on Form 8-A (File No. 1-5767) filed on April 28, 1998 is expressly incorporated herein by this reference.

          5         Opinion and Consent of McGuire, Woods, Battle & Boothe, LLP.

          23.1      Consent of KPMG Peat Marwick LLP.

          23.2      Consent of McGuire,  Woods, Battle & Boothe LLP (included in
                    Exhibit 5).

          24        Powers of Attorney, filed herewith.

          99.1 Registrant's 1984 Employee Stock Purchase Plan, as Amended and Restated February 17, 1998, filed herewith.